UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 4, 2014

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (734) 418-4400

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (c)

Appointment of Chief Financial Officer

On June 4, 2014, Aastrom Biosciences, Inc. (the “Company”)  announced that Gerard Michel, MS, MBA, has been appointed to the position of Chief Financial Officer and Vice President, Corporate Development of the Company, effective as of June 2, 2014.

Mr. Michel’s Employment Terms

Mr. Michel, age 51, was formerly CFO and VP, Corporate Development of Biodel from November 2007 to May 2014 where he oversaw strategic development, fundraising and capital structure management, marketing efforts, investor management, and financial reporting and internal controls. From August 2002 to November 2007, Mr. Michel served as Chief Financial Officer, VP of Corporate Development of NPS Pharmaceuticals, where he led the first syndicated royalty monetization, the structure of which has been widely copied and used to create new sources of capital for biotechnology companies. He received his bachelor’s degree with a major in Biology and Geology from the University of Rochester, his master’s degree from the University of Rochester School of Medicine and Dentistry and an M.B.A. from the Simon School of Business at the University of Rochester.

Pursuant to an employment offer letter between the Company and Mr. Michel, signed on May 18, 2014 (the “Employment Agreement”), Mr. Michel will receive an initial annual base salary of $350,000 and his base salary shall be reviewed annually by the Company.  Under the Employment Agreement, Mr. Michel will also be eligible to receive cash incentive compensation as determined by the Company.  Mr. Michel’s target annual incentive compensation shall be 40% of his then-current base salary.  Under the Employment Agreement, contingent on the approval of the Company’s Board of Directors, the Company will grant to Mr. Michel an option to purchase 45,000 shares of the Company’s common stock pursuant to the Company’s equity plan.

Mr. Michel is also entitled to participation in the Company-sponsored group health, dental and vision programs, as those plans may be amended from time to time, and will receive standard relocation costs and benefits in connection with his relocation to Boston, Massachusetts.  The Employment Agreement contains other customary terms and conditions. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 4, 2014, we issued a press release announcing the appointments set forth in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, this information filed under this item number and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this item number and Exhibit 99.1 be incorporated by reference into our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such future filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1             Employment Agreement with Gerard Michel, dated May 13, 2014.

99.1             Press Release issued June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: June 4, 2014	By:	/s/ DOMINICK C. COLANGELO
Name: Dominick C. Colangelo
Title: Chief Executive Officer and President